                                                                      As amended
                                                                       2/5/84
                                                                       9/17/85


                         TRUSTFUNDS LIQUID ASSET TRUST

                          ---------------------------

                      AGREEMENT AND DECLARATION OF TRUST

                          ---------------------------

     AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, this 20th day of July, 1981, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

     WITNESSETH that

     WHEREAS, this Trust has been formed to carry on the business of an investment company; and

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                   ARTICLE I

                             Name and Definitions
                             --------------------

Name
----

     Section 1. This Trust shall be known as the "TrustFunds Liquid Asset Trust"
     ---------
and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Definitions
-----------

     Section 2. Whenever used herein, unless otherwise required by the context
     ---------
or specifically provided:

     (a) The "Trust" refers to the Massachusetts voluntary association established by this Agreement and Declaration of Trust, as amended from time to time;

     (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV and then in office;

     (c) "Shares" mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series of Shares shall be divided from time to time;

     (d) "Shareholder" means a record owner of Shares;

     (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote: (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

     (g) "Declaration of Trust" shall mean this Agreement and Declaration as amended or restated from time to time; and

     (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

                                  ARTICLE II
                                  ----------

                                    Purpose
                                    -------

     The purpose of the Trust is to provide investors a managed investment portfolio consisting primarily of securities, including debt instruments or obligations.

                                  ARTICLE III

                                    Shares
                                    ------

Division of Beneficial Interest
-------------------------------

     Section 1.  The Shares of the Trust shall be issued in one or more series
     ---------
as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series shall at all times be divided into Shares, without par value, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.

Ownership of Shares
--------------------

     Section 2.  The ownership of Shares shall be recorded on the books of
     ---------
the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each series and as to the number of Shares of each series held from time to time by each Shareholder.

Investments in the Trust; Assets of the Series
----------------------------------------------

     Section 3.  The Trustees may accept investments in the Trust from such
     ---------
persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize.

     All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.

No Preemptive Rights
--------------------

     Section 4.  Shareholders shall have no preemptive or other right to
     ---------
receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

Status of Shares and Limitation of Personal Liability
-----------------------------------------------------

     Section 5.  Shares shall be deemed to be personal property giving only the
     ---------
rights provided in this instrument. Every shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of the Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                  ARTICLE IV

                                 The Trustees
                                 ------------

Election
--------

     Section 1.  The number of Trustees shall be fixed by the Trustees, except
     ---------
that there shall be not less than three nor more than fifteen Trustees. Any vacancies occurring in the Board of Trustees may be filled by the Trustees if, immediately after filling any such vacancy, at least two-thirds of the Trustees then holding office would have been elected to such office by the Shareholders. In the event that at any time less than a majority of the Trustees then holding office were elected to such office by the Shareholders, the Trustees promptly shall call a meeting of Shareholders for the purpose of electing Trustees. Each Trustee elected by the Shareholders or by the Trustees shall serve until the next meeting of Shareholders and until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. At any meeting called for such purpose, a Trustee may be removed with or without cause by vote of the Shareholders holding a majority of the Shares entitled to vote. By vote of a majority of the Trustees then in office, the Trustees may remove a Trustee for cause. Any Trustee may, but need not be, a Shareholder.

Effect of Death, Resignation, ect. of a Trustee
-----------------------------------------------

     Section 2. The death, declination, resignation, retirement, removal, or
     ---------
incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Powers
------

     Section 3. Subject to the provisions of this Declaration of Trust, the
     ---------
business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the powers and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder services agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Trustees shall have power and authority:

          (a)  To invest and reinvest cash, and to hold cash uninvested;

          (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities of property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

          (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

          (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

          (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (j)  To borrow funds;

          (k) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

          (l) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

          (m) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

Payment of Expenses by Trust
----------------------------

     Section 4. The Trustees are authorized to pay or to cause to be paid out of
     ---------
the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 5. The Trustees shall have the power, as frequently as they may
     ---------
determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer or shareholder service or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Ownership of Assets of the Trust
--------------------------------

     Section 6. Title to all of the assets of the Trust shall at all times be
     ---------
considered as vested in the Trustees.

Advisory, Management and Distribution
-------------------------------------

     Section 7. Subject to a favorable Majority Shareholder Vote, the Trustees
     ---------
may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with SEI Financial Management Corporation (the "Manager"), a Delaware corporation, and/or any other corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with SEI Financial Services Company (the "Distributor"), a Pennsylvania Corporation and/or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

     The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter, or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

          (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE V

                   Shareholder's Voting Powers and Meetings
                   ----------------------------------------

Voting Powers
-------------

     Section 1.  The Shareholders shall have power to vote only (i) for the
     ---------
election or removal of Trustees as provided in Article IV, Section 1, (ii) with respect to any investment advisor or manager as provided in Article IV,
Section 7, (iii) with respect to any termination of the Trust to the extent and as provided in Article IX, Section 4, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-laws or any registration of the Trust with the Commission (or any successor agency or any state, or as the Trustees may consider necessary or desirable.

     Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote, irrespective of series, shall be voted in the aggregate and not by series, except (1) when required by the 1940 Act, Shares shall be voted by individual series, in which event, unless otherwise required by the 1940 Act, a vote of Shareholders of all shares of the Trust, irrespective of series, shall not be required; and (2) when the Trustees have determined that the matter affects only the interests of one or more series, then only Shareholders of the such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

     A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by-law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

Voting Power and Meetings
-------------------------

     Section 2.  Meetings of Shareholders of the Trust or of any series may be
     ---------
called by the Trustees, or such other person or persons as may be specific in the By-Laws, and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or any series as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of Shareholders of the Trust or of any series shall be called by the Trustees or such other person or persons as may be specified in the By-Laws upon written application by Shareholders holding at least 10% of the outstanding Shares of the Trust, if Shareholders of all series are required hereunder to vote in the aggregate and not by individual series at such meeting, or of any series, if Shareholders of such series are entitled hereunder to vote by individual series at such meeting, requesting that a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws. The Shareholders shall be entitled to at least seven days' written notice of any meeting of the Shareholders.

Quorum and Required Vote
------------------------

     Section 3.  A majority of the Shares entitled to vote shall be a quorum for
     ---------
the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series shall vote as a series, then a majority of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

     Except when a larger vote is required by any provisions of this Declaration of Trust or the By-Laws, a majority of the Shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series shall vote as a series, then a majority of the Shares of that series voted on the matter shall decide that matter insofar as that series is concerned.

Action by Written Consent
-------------------------

     Section 4.  Any action taken by Shareholders may be taken without a meeting
     ---------
if a majority of Shareholders entitled to vote on the matter (or such larger vote as shall be required by any provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Additional Provisions
---------------------

     Section 5.  The By-Laws may include further provisions for Shareholders'
     ---------
votes and meetings and related matters.

                                  ARTICLE VI

                  Distributions, Redemptions and Repurchases,
                     and Determination of Net Asset Value
                  -------------------------------------------

Distributions
-------------

     Section 1.  The Trustees may, but need not, each year distribute to the
     ---------
Shareholders of each series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each series, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains, realized on the sale or disposition of property of the Trust or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series held by the several Shareholders on the applicable record date thereof, provided that no distributions need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with this Declaration of Trust.

Redemptions and Repurchases
---------------------------

     Section 2.  Any holder of Shares of the Trust may by presentation of a
     ---------
written request, together with his certificates, if any, for such Shares, in proper form for transfer, at the office of the Trust or the Manager or at a principal office of a transfer or shareholder service agent appointed by the Trust, redeem his Shares for the net asset value thereof determined and computed in accordance with the provisions of this Section 2 and the provisions of
Section 5 of Article VI of this Declaration of Trust.

     Upon receipt by the Trust, the Manager or its transfer or shareholder service agent of such written request for redemption of Shares, such Shares shall be redeemed at the net asset value per share of the particular series next determined after such Shares are tendered in proper form for transfer to the Trust or determined as of such other time fixed by the Trustees as may be permitted or required by the 1940 Act, provided that no such tender shall be required in the case of Shares for which a certificate or certificates have not been issued, and in such case such Shares shall be redeemed at the net asset value per share of the particular series next determined after such demand has been received or determined at such other time fixed by the Trustees as may be permitted or required by the 1940 Act.

     The obligation of the Trust to redeem its Shares of each series as set forth in this Section 2 shall be subject to the conditions that during any time of emergency, as hereinafter defined, such obligation may be suspended by the Trust by or under authority of the Trustees for such period or periods during such time of emergency as shall be determined by or under authority of the Trustees. If there is such a suspension, any Shareholder may withdraw any demand for redemption and any tender of Shares which has been received by the Trust during any such period and any tender of Shares the applicable net asset value of which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefor, if any. For the purposes of any such suspension "time of emergency" shall mean, either with respect of all Shares or any series of Shares, any period during which:

           a. the New York Stock Exchange is closed other than for customary weekend and holiday closing; or

           b. the Trustees or authorized officers of the Trust shall have determined, in compliance with any applicable rules and regulations of the Securities and Exchange Commission, either that trading on the New York Stock Exchange is restricted, or that an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Trust fairly to determine the current value of its net assets; or

           c. The suspension or postponement of such obligations is permitted by order of the Securities and Exchange Commission.

     The Trust may also purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

Payment in Kind
---------------

     Section 3.  Subject to any generally applicable limitation imposed by the
     ---------
Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the series of Shares being redeemed purchased or repurchased (but not necessarily involving a portion of each of the series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

Additional Provisions Relating to Redemptions and Repurchases
-------------------------------------------------------------

     Section 4.  The completion of redemption, purchase or repurchase of Shares
     ---------
shall constitute a full discharge of the Trust and the Trustees with respect to such Shares and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of such Shares shall be surrendered to the Trustees for cancellation or notation.

Determination of Net Asset Value
--------------------------------

     Section 5.  The term "net asset value" of the Shares of each series shall
     ---------
mean: (i) the value of all the assets of such series; (ii) less total liabilities of such series; (iii) divided by the number of Shares of such series outstanding, in each case at the time of each determination. The "number of Shares of such series outstanding" for the purposes of such computation shall be exclusive of any Shares of such series to be redeemed, purchased or repurchased by the Trust and not then redeemed, purchased or repurchased as to which the price has been determined, but shall include Shares of such series presented for redemption, purchase or repurchase by the Trust and not then redemmed, purchased repurchased as to which the price has not been determined and Shares of such series the sale of which has been confirmed. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearer cent unless the Trustees shall determine to adjust such fraction of a cent.

     The Trustees, or any officer, or officers or agent of the Trust designated for the purpose by the Trustees shall determine the net asset value of the Shares of each series, and the Trustees shall fix the time as of which the net asset value of the Shares of each series shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales, redemptions and repurchases of, and other transactions in, the Shares of such series, except as such times and periods of any such transaction may be fixed by other provisions of this Declaration of Trust or by the By-Laws.

     In valuing the portfolio investments of any series for determination of net asset value per share of such series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or any officer, or officers or agent of the Trust designated for the purpose by the Trustees, most nearly represent the market value of such securities which may, but need not, be the most recent bid price obtained from one or more of the market makers for such securities; other securities and assets be valued at fair value as determined by or pursuant to the direction of the Trustees. Notwithstanding the foregoing short-term debt obligations, commercial paper, and repurchase agreements may be, but need not be, valued on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. In the determination of net asset value of any series, dividends receivable and accounts receivable for investments sold and for Shares sold shall be stated at the amounts to be received therefor; and income receivable accrued daily on bonds and notes owned shall be stated at the amount to be received. Any other assets shall be stated at fair value as determined by the Trustees or such officer, officers or agent pursuant to the Trustees' authority, except that no value shall be assigned to good will, furniture, lists, reports, statistics or other noncurrent assets other than real estate. Liabilities of any series for accounts payable, for investments purchased and for Shares tendered for redemption, purchase or repurchase by the Trust and not then redeemed, purchased or repurchased as to which the price has been determined shall be stated at the amounts payable therefor. In determining net asset value of any series, the person or persons making such determination on behalf of the Trust may include in liabilities such reserves, estimated accrued expenses and contingencies as such person or persons may in its, his or their best judgment deem fair and reasonable under the circumstances. Any income dividends and gains distributions payable by the Trust shall be deducted as of such time or times on the record date therefor as the Trustees shall determine.

     The manner of determining the net assets of any series or of determining the net asset value of the Shares of any series may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform to any other method prescribed or permitted by any applicable law or regulation or generally accepted accounting practice.

     Determinations in accordance with Section 5 made in good faith shall be binding on all parties concerned.

Maintenance of Constant Net Asset Value
---------------------------------------

     Section 6.  The Trust will use its best efforts to maintain the net asset
     ---------
value per share of each series at $1.00. In the event that the Trust, or any series, incurs a loss or liability, which the Trustees, in their sole discretion, determine to be significant with respect to the maintenance by the Trust of a constant net asset value of $1.00 per share for each series, the Trustees shall have the power (i) to reduce the number of shares of the Trust, or the series, as the case may be, by that number of full and fractional shares which represent the amount of such loss or liability, by reducing the number of shares in the account of each Shareholder of the Trust or the series, as the case may be, on a pro rata basis;
(ii) to offset the pro rata share of such loss or liability from the accrued dividend account of each Shareholder of the Trust or the series, as the case may be, and/or (iii) to cause to be recorded on the books of the Trust or the series, as the case may be, an asset account in the amount of any such loss or liability, which account may be reduced by the amount of dividends declared thereafter upon the shares of the Trust or the series, as the case may be, outstanding on the day any such loss or liability is incurred, until such asset account is reduced to zero.

                                  ARTICLE VII

                          Compensation and Limitation
                           of Liability of Trustees
                          ---------------------------

Compensation
------------

     Section 1. The Trustees as such shall be entitled to reasonable
     ---------
compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Limitation of Liability
-----------------------

     Section 2. The Trustees shall not be responsible or liable in any event for
     ---------
any neglect or wrongdoing of any officer, agent, employee, investment advisor or manager, principal underwriter or custodian, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                 ARTICLE VIII

                                Indemnification
                                ---------------

     Subject to the exceptions and limitations contained in this Article, every person who is or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in settlement thereof.

     No indemnification shall be provided hereunder to a Trustee or officer:

     (a) against any liability to the Trust or its stockholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

     (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust;

     (c) in the event of a settlement or other disposition, not involving a final adjudication as provided in paragraph (a) or (b), resulting in a payment by a Trustee or officer, unless there has been either a determination that such director or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

          (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

         (ii)  by written opinion of independent legal counsel.

     The rights of indemnification hereinafter provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Trustees and officers may be entitled by contract or otherwise under law.

     Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in the last paragraph of this Article shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article, provided that either:

     (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

     (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Article, a "Disinterested Trustee" is one (i) who is not an "interested person" of the Trust (as defined by the Investment Company Act of 1940) (including anyone who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission), and
(ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

     As used in this Article, the words "claim", "action", "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     "In case of any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability."


                                  ARTICLE IX

                                Miscellaneous
                                -------------

Trustees, Shareholders, etc. Not Personally Liable; Notice
----------------------------------------------------------

     Section 1.  All persons extending credit to, contracting with or having any
     ---------
claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders not the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of the Trustees.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

Trustee's Good Faith Action, Expert Advice, No Bond or Surety
-------------------------------------------------------------

     Section 2.  The exercise by the Trustees of their powers and discretions
     ---------
hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustees
------------------------------------------------

     Section 3.  No person dealing with the Trustees shall be bound to make any
     ---------
inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Duration and Termination of Trust
---------------------------------

     Section 4.  Unless terminated as provided herein, the Trust shall continue
     ---------
without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

     Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the particular series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination.

Filing of Copies, References, Headings
--------------------------------------

     Section 5.  The original or a copy of this instrument and of each amendment
     ---------
hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof", and "hereunder", shall be deemed to refer to this instrument as amended from time to time. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law
--------------

     Section 6.  This Declaration of Trust is made in The Commonwealth of
     ---------
Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Amendments
----------

     Section 7.  This Declaration of Trust may be amended at any time by an
     ---------
instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment which shall affect the holders of one or more series of Shares but not the holders of all outstanding series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series affected and no vote of Shareholders of a series not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplimenting any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.


     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in the City of Boston, Massachusetts for themselves and their assigns, as of the day and year first above written.


                                                 ____________________________


                                                 ____________________________


                                                 ____________________________

                       THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                Boston
     Then personally appeared the above-named Alfred P. West, Jr., William M. Doran, Richard F. Blanchard and F. Wendell Gooch, and acknowledged the foregoing instrument to be their free act and deed, before me,


                                                   ___________________________
                                                   Notary Public
                                                   My commission expires:


(Notary's Seal)

                        TRUSTFUNDS LIQUID ASSET TRUST

                   WRITTEN INSTRUMENT AMENDING THE AGREEMENT
                           AND DECLARATION OF TRUST



     The undersigned, being at least a majority of the Trustees of TrustFunds Liquid Asset Trust, a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated July 20, 1981 (the "Declaration of Trust"), and being authorized by the Unitholders of said Trust to effect this amendment, do hereby amend pursuant to Article IX, Section 7 of the Declaration of Trust, effective upon the signing of this instrument, the Declaration of Trust as follows:

     Article III, Section 1, Article IV, Section 7, and Article V, Section 1 are hereby amended in their entirety to read as follows:

                                  ARTICLE III

                                    Shares

Division of Beneficial Interest

     Section 1. The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series shall at all times be divided into Shares, without par value, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class.

                                  ARTICLE IV

                                 The Trustees

Advisory, Management and Distribution

     Section 7. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with SEI Financial Management Corporation (the "Manager"), a Delaware corporation, and/or any other corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

     The fact that:

           (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter, or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

           (ii) any corporation, trust, association or other organization with which an advisory or management or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests.


shall not affect the validity of any such contract or disqualify any Shareholder, trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE V

                   Shareholders' Voting Powers and Meetings

Voting Powers

     Section 1. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, (ii) with respect to the approval of any investment advisory contract as provided in
Article IV, Section 7, (iii) with respect to any termination of the Trust to the extent and as provided in Article IX, Section 4, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.

     Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote, irrespective of series, shall be voted in the aggregate and not by series, except (i) when required by the 1940 Act, Shares shall be voted by individual series, in which event, unless otherwise required by the 1940 Act, a vote of Shareholders of all shares of the Trust, irrespective of series, shall not be required; and (2) when the Trustees have determined that the matter affects only the interests of one or more series, than only Shareholders of such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

     A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

     This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

     IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, the undersigned swear that the foregoing is their free act and deed and they have set their respective hands hereunder as of this 10th day of December, 1986.

/s/ Alfred P. West, Jr.
------------------------------
    Alfred P. West, Jr.


/s/ Edward W. Binshadler
------------------------------
    Edward W. Binshadler


/s/ Richard F. Blanchard
------------------------------
    Richard F. Blanchard


/s/ William M. Doran
------------------------------
    William M. Doran


/s/ F. Wendell Gooch
------------------------------
    F. Wendell Gooch

                         TRUSTFUNDS LIQUID ASSET TRUST

             WRITTEN INSTRUMENT AMENDING THE DECLARATION OF TRUST

     The undersigned, being all of the Trustees of TrustFunds Liquid Asset Trust, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to a Declaration of Trust dated July 20, 1981, do hereby amend, effective upon the filing of this instrument in the office of the Secretary of State of The Commonwealth of Massachusetts, the Declaration of Trust by deleting the word "TrustFunds" wherever it appears therein and inserting in place thereof the words "SEI".

     This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have signed these presents on the dates indicated.


/s/ Alfred P. West, Jr.                                      December 23, 1988
------------------------------
Alfred P. West, Jr.


/s/ William M. Doran                                         December 23, 1988
------------------------------
William M. Doran

                                                             December 23, 1988
------------------------------
Edward W. Binshadler

                                                             December 23, 1988
------------------------------
Richard F. Blanchard

                                                             December 23, 1988
------------------------------
F. Wendell Gooch